Exhibit 99.1

Radiant Systems, Inc. Reports Fourth Quarter Results

The Company reports fourth quarter revenue growth with adjusted earnings of $0.33 per diluted share and GAAP earnings of $0.15 per diluted share.

ATLANTA--(BUSINESS WIRE)--February 15, 2011--Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the fourth quarter ended December 31, 2010.

Summary financial results for the fourth quarter of 2010 compared to the same period in 2009 are as follows:

  Total revenues of $90.6 million, an increase of 16%.
  Recurring revenues (which are comprised of maintenance, subscription and transaction services) of $38.7 million, an increase of 9%.
  Adjusted operating income (non-GAAP) of $12.5 million, an increase of 23%.
  Adjusted net income (non-GAAP) of $13.4 million, or $0.33 per diluted share, an increase of $4.8 million, or $0.08 per diluted share. Amounts exclude amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income.
  Adjusted net income includes reductions in the cash tax provision due to a true-up in the annual estimated cash tax rate to 14% and 23% for 2010 and 2009, respectively. These reductions increased adjusted net income by approximately $2.6 million, or $0.07 per diluted share, in 2010 and by approximately $1.2 million, or $0.04 per diluted share, in 2009.
  Net income of $6.0 million, or $0.15 per diluted share, an increase of $23.0 million, or $0.66 per diluted share.
  During the period, the Company recorded a $0.7 million charge resulting from the termination of a lease. During 2009, a $20.9 million impairment charge was recorded to write off a portion of the acquired assets of Quest Retail Technology. This impairment charge was a non-cash adjustment and had no tax impact.

Summary financial results for the year ended December 31, 2010 compared to the same period in 2009 are as follows:

  Total revenues of $346.4 million, an increase of 21%.
  Recurring revenues of $147.4 million, an increase of 11%.
  Adjusted operating income (non-GAAP) of $46.3 million, an increase of 31%.
  Adjusted net income (non-GAAP) of $39.1 million, or $1.05 per diluted share, an increase of $13.6 million, or $0.29 per diluted share. Amounts exclude amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income.
  Net income for 2010, which includes net charges of $0.4 million, was $21.8 million, or $0.59 per diluted share, an increase of $31.2 million, or $0.88 per diluted share. Net loss for 2009, which included $22.1 million of net charges, was $9.4 million, or approximately $0.29 per diluted share.

John Heyman, the Company's chief executive officer said, “The fourth quarter was a strong finish to what has been a remarkable year for Radiant. Our revenues and earnings exceeded expectations and we continue to see opportunities for growth across our industries.”

Heyman added, “Our success in 2010 includes adding significant new customer relationships, improving our operational efficiency and maintaining high customer and employee engagement. All aspects of our business are stronger than ever and, with a robust pipeline of innovation, we are poised for growth in the years ahead.”

“We continue to see margin expansion and strong cash flow generation as we grow the business,” said Mark Haidet, the Company’s chief financial officer. “Our adjusted operating margin of 13.8% resulted in cash from operations of $15.2 million and free cash flow of $12.4 million for the quarter.”

Haidet continued, “Our success in 2010 provides a strong foundation for growth in 2011 and beyond. Our guidance represents revenue growth of 7% to 10% for the year with subscription services growth accelerating to approximately 30%. We have planned the year with adjusted operating margin expanding one hundred basis points providing adjusted operating income growth of 14% to 19%.”

The Company’s guidance is as follows:

Guidance (in millions, except EPS)	Quarter ended March 31, 2011	Year ended Dec. 31, 2011
Revenue range	$86.0 to $87.0	$370.0 to $380.0
Adjusted operating income (non-GAAP)	$10.5 to $11.0	$53.0 to $55.0
Adjusted net income per share (non-GAAP)	$0.19 to $0.20	$0.95 to $0.98
Cash tax rate	25%	25%
Effective tax rate	35%	35%
Diluted shares	41.0	42.0
Amortization expense	$2.2	$7.8
Stock compensation expense	$1.6	$6.6
Capital expenditures	$3.0 to $4.0	$14.0 to $16.0

Guidance figures are based on the Company’s current estimates and are subject to change by factors outside the Company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results are likely to vary.

The Company provides adjusted operating income, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted operating income, adjusted net income and adjusted net income per share measures used by other companies. Adjusted operating income and adjusted net income exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options and stock grants. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its fourth quarter 2010 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by Thomson Reuters and can be accessed at Radiant's web site at http://www.radiantsystems.com/ir. The call will also be available via telephone at 1-888-389-5997 – reference passcode 3527047.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia. For more information, visit www.radiantsystems.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended		For the twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues:
Systems	$43,514	$34,008	$162,079	$120,507
Maintenance, subscription and transaction services	38,650	35,499	147,419	132,281
Professional services	8,426	8,286	36,916	34,680
Total revenues	90,590	77,793	346,414	287,468

Cost of revenues:
Systems	23,854	18,394	89,809	63,672
Maintenance, subscription and transaction services	17,880	17,711	69,903	65,141
Professional services	6,678	5,735	27,054	23,136
Total cost of revenues	48,412	41,840	186,766	151,949

Gross profit	42,178	35,953	159,648	135,519

Operating expenses:
Product development	7,201	5,720	25,768	22,345
Sales and marketing	13,296	10,953	48,670	42,331
Depreciation of fixed assets	1,638	1,165	6,054	4,789
Amortization of intangible assets	2,229	2,296	8,738	9,265
General and administrative	8,955	8,923	38,186	35,065
Other charges and income, net	695	20,899	382	22,052
Total operating expenses	34,014	49,956	127,798	135,847

Income (loss) from operations	8,164	(14,003)	31,850	(328)

Interest and other (income) expense, net	(2)	524	797	2,250

Income (loss) before taxes	8,166	(14,527)	31,053	(2,578)

Income tax provision	2,204	2,499	9,230	6,820

Net income (loss)	$5,962	$(17,026)	$21,823	$(9,398)

Net income per share:
Basic	$0.15	$(0.51)	$0.61	$(0.29)
Diluted	$0.15	$(0.51)	$0.59	$(0.29)

Weighted average shares outstanding:
Basic	39,139	33,159	35,512	32,916
Diluted	40,658	33,159	37,109	32,916

Reconciliation of GAAP operating income (loss) to adjusted non-GAAP operating income:

GAAP operating income (loss)	$8,164	$(14,003)	$31,850	$(328)
Equity-based compensation expense (a)
Cost of revenues	112	104	423	498
Operating expenses	1,262	806	4,922	3,968
Total equity-based compensation expense	1,374	910	5,345	4,466
Amortization of purchased intangibles (b)	2,229	2,296	8,738	9,265
Other charges and income, net (c)	695	20,899	382	22,052

Adjusted non-GAAP operating income	$12,462	$10,102	$46,315	$35,455

Reconciliation of GAAP net income (loss) to adjusted non-GAAP net income:

GAAP net income (loss)	$5,962	$(17,026)	$21,823	$(9,398)
Equity-based compensation expense (a)
Cost of revenues	112	104	423	498
Operating expenses	1,262	806	4,922	3,968
Total equity-based compensation expense	1,374	910	5,345	4,466
Amortization of purchased intangibles (b)	2,229	2,296	8,738	9,265
Other charges and income, net (c)	695	20,899	382	22,052
Tax effect of adjustment items, difference between the
Company's effective tax rate and cash tax rate (d)	3,104	1,478	2,857	(817)

Adjusted non-GAAP net income	$13,364	$8,557	$39,145	$25,568

Adjusted non-GAAP net income per diluted share	$0.33	$0.25	$1.05	$0.76

In addition to our GAAP results, Radiant Systems discloses adjusted operating income, adjusted net income and adjusted net income per diluted share, referred to respectively as "adjusted non-GAAP operating income", "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share". These items, which are collectively referred to as "non-GAAP measures", exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”) , our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of ASC 718, we continue to believe that non-GAAP measures can provide relevant disclosure to investors and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. Charges/gains that are unlikely to occur again in the normal course of business and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. While these assets are regularly reviewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operations during any particular period.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:

a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other companies.
b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.
c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results. While restructuring costs and other charges/gains are not expected to repeat themselves in the normal course of business, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) Under the Modified Prospective Method of ASC 718, we expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to cost of revenues and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended December 31, 2010 and 2009 was $1.4 million and $0.9 million, respectively, on a pre-tax basis. Total stock-based compensation expense for the twelve months ended December 31, 2010 and 2009 was $5.3 million and $4.5 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of charges/gains that are unlikely to occur again in the normal course of business. For 2010, this includes a $0.7 million charge resulting from the termination of a lease (fourth quarter 2010) and a $0.3 million non-cash gain related to an adjustment to the Company's goodwill impairment that was recorded in the fourth quarter of 2009 (second quarter 2010).

For 2009, these charges consisted of a $20.9 million non-cash charge related to goodwill impairment (fourth quarter 2009), a $0.7 million charge related to severance and restructuring of the organization (first quarter 2009) and a $0.5 million write-off of third-party software licenses that the Company did not intend to use (first quarter 2009). These charges were partially offset by a $0.1 million gain on the sale of a building (first quarter 2009).

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 14% and 23% for the years ended December 31, 2010 and 2009, respectively. Note that the Company estimated the cash tax rate to be 22% throughout 2010 and 28% throughout 2009. Therefore, an adjustment was made in the fourth quarter to reduce the estimated cash tax rate to the actual cash tax rate of 14% and 23% for the years ended December 31, 2010 and 2009, respectively.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	December 31,	December 31,
	2010	2009

Current assets
Cash and cash equivalents	$75,026	$15,521
Accounts receivable, net	51,204	42,515
Inventories	36,440	29,662
Deferred tax assets	6,737	5,690
Other current assets	2,325	4,587
Total current assets	171,732	97,975

Property and equipment, net	24,297	24,923
Software development costs, net	13,290	11,810
Deferred tax assets, non-current	1,676	1,323
Goodwill	111,732	107,819
Intangibles, net	34,762	42,428
Other long-term assets	9,634	2,319

Total assets	$367,123	$288,597

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$47,313	$41,186
Customer deposits and unearned revenues	21,820	21,157
Current portion of long-term debt and capital lease payments	6,424	6,842
Total current liabilities	75,557	69,185

Long-term debt and capital lease payments, net of current portion	8,895	57,202
Deferred tax liabilities, non-current	4,540	4,265
Other long-term liabilities	12,024	4,602
Total liabilities	101,016	135,254

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized;
39,461,227 and 33,239,198 shares issued and outstanding, respectively	-	-
Additional paid-in capital	253,047	164,769
Retained earnings (accumulated deficit)	12,742	(9,081)
Accumulated other comprehensive income (loss)	318	(2,345)
Total shareholders' equity	266,107	153,343

Total liabilities and shareholders' equity	$367,123	$288,597

CONTACT:
Radiant Systems, Inc
Karen Leytze, 770-576-6811
karen.leytze@radiantsystems.com